UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2020

STONEMOR INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39172	80-0103159
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania		19053
(Address of principal executive offices)		(Zip Code)

(215) 826-2800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	STON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

The purpose of this Current Report on Form 8-K/A is to amend the disclosure set forth in Item 9.01 of the Current Report of StoneMor Inc. filed on March 20, 2020 to correct an exhibit description included therein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

2.1*	Asset Sale Agreement dated as of March 13, 2020 by and among Cypress Lawn Cemetery Association, StoneMor California Subsidiary, Inc. and StoneMor California, Inc. (incorporated by reference to Exhibit 2.1 of Registrant’s Current Report on Form 8-K filed March 20, 2020).

2.2*	Asset Sale Agreement dated as of March 19, 2020 by and among Laverne Memorial Association, Inc., Lodi Memorial Association, Inc., Lodi Memorial Funeral Home, Inc., Melrose Abbey Memorial Association, Inc., Melrose Abbey Memorial Mortuary, Inc., Oakmont Memorial Funeral & Cremation, Inc., Rocha’s Memorial Mortuary, Inc., Sacramento Memorial Association, Inc., Sacramento Memorial Funeral Home, Inc., Sierra View Memorial Association, Inc., Sierra View Memorial Mortuary, Inc., StoneMor California, Inc., Sierra View Memorial Park, and StoneMor California Subsidiary, Inc. (incorporated by reference to Exhibit 2.2 of Registrant’s Current Report on Form 8-K filed March 20, 2020).

99.1**	Press Release dated March 19, 2020 (incorporated by reference to Exhibit 99.1 of Registrant’s Current Report on Form 8-K filed March 20, 2020).

*

Exhibits and Schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such exhibits and schedules to the Securities and Exchange Commission upon request.

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2020	STONEMOR INC.

	By:	/s/ Austin K. So
Austin K. So
Senior Vice President, Chief Legal Officer and Secretary